                                                                      EXHIBIT 10

          AGREEMENT dated July 10, 1998 by and between Prometheus Pacific Growth Fund, LDC, a Cayman Islands limited duration company ("Purchaser"), and Eye Technology, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                                    WHEREAS:

          (a) Company is engaged, among other things, in the business of developing and marketing alternative tobacco technologies;

          (b) Company desires to sell, and Purchaser desires to buy common stock, and a warrant to purchase common stock, of Company at the price, on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE ONE
                           SALE AND PURCHASE OF STOCK


          1.1 Agreement to Sell and Purchase. At Closing (as hereinafter defined), Company agrees, on the terms and subject to the conditions hereinafter set forth, to issue, sell and deliver to Purchaser, free and clear of all pledges, liens, options, claims, security interests or other encumbrances whatsoever, and the Purchaser agrees to purchase from the Company on the terms, subject to the conditions, and in reliance upon the covenants, agreements, representations, warranties and indemnities of Company hereinafter set forth, (i) 2,500,000 newly issued shares of its common stock, $0.01 par value ("Common Stock"), of Company; (ii) 763 newly issued shares of Series B Preferred Stock, $0.01 par value, of Company (the "Preferred Stock"), which is convertible into 2,500,000 additional shares of common stock; and (iii) a warrant to purchase up to an additional 500,000 shares of Common Stock (the "Warrant").

          1.2   Purchase Price.   (a) Purchaser agrees to pay to Company as the
purchase price (the "Purchase Price") for the Common Stock, the Preferred Stock and the Warrant Two Million Five Hundred Thousand Dollars ($2,500,000) payable at Closing to Company by wire transfer of immediately available funds to Company's bank account.

          1.3 Registration Rights. The Company and Purchaser agree to the provisions of Annex I attached hereto.

                                  ARTICLE TWO

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

          2.1 Except for where the context otherwise requires Company shall be deemed to include Star and each other subsidiary. Company hereby makes the following representations and warranties to Purchaser, its successors and assigns:

          (a) Organization. Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, duly authorized to carry on the business presently conducted by it and not required to be qualified to do business in any other jurisdictions in which the failure to so qualify would have a material adverse effect on Company or its assets or business, taken as a whole.

          (b) Capital. Company has an authorized capital stock consisting of: (i) 10,000,000 shares of common stock, $0.01 par value, of which 8,144,911 shares are issued and outstanding and 1,000,000 shares of which are held in its treasury; and (ii) 100,000 shares of preferred stock, $0.01 par value, of which 250 shares of Class A Preferred Stock and 14,135.878 shares of Series B Preferred Stock are issued and outstanding and no shares of which are held in its treasury. Company has no outstanding subscriptions, options, rights, warrants or other agreements which may require it now or in the future, to issue or to transfer from its treasury any additional shares of its capital stock.

          (c) Subsidiaries. Company has no subsidiaries other than Star Tobacco and Pharmaceuticals, Inc., a Virginia corporation ("Star"), Eye Technology International, Inc., a Delaware corporation, and Bionica, S.A., a Mexican corporation, each of which is wholly owned by the Company, and Quit Medical Tobacco, Inc., a Delaware corporation ("QMT"), which is 80%-owned by Star, none of which has any outstanding options, warrants or rights to purchase any of its securities.

          (d) Due Issuance. All the issued and outstanding shares of the capital stock of Company, Star and each other subsidiary corporation of the Company or Star have been properly issued, and are fully paid and non-assessable.

          (e) Title to Stock. Immediately after Closing, Purchaser will be the sole and exclusive record owner and beneficial holder of the Common Stock and Preferred Stock, which will constitute no less than 8.2% of all of the issued and outstanding common stock of Company, on a fully diluted basis after conversion of the Preferred Stock.

          (f) Authority and Enforceability. The Company (i) has the full right, power, legal capacity and authority to issue, sell and deliver the Common Stock, the Preferred Stock, the Warrant and the shares of common stock subject to the Warrant and issuable on conversion of the Preferred Stock, free and clear of any statutory, contractual or other limitations and to execute, deliver and perform its obligations under this Agreement; and (ii) except as set forth in Exhibit 2.1(f), no consent or approval of any person is necessary in connection with this Agreement and the transactions contemplated hereunder, the execution, delivery and performance of which has been duly authorized by all necessary action, corporate or otherwise. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Company in accordance with the provisions hereof ("Company Documents") will be, duly executed and delivered on behalf of Company, and, this Agreement constitutes, and the Company Documents when executed and delivered will constitute, legal, valid and binding obligations of Company, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to general equity principles.

          (g) Financial Statements. The financial statements of Company (including Star) as of March 31, 1998 (the "Financial Statements"), copies of which are attached as Exhibit 2.1(g) have been prepared in accordance with generally accepted accounting principles consistently followed for a number of years by Company; the balance sheet in the Financial Statements fairly presents the financial position and assets of Company as of its date and sets forth in full and reflects all liabilities of Company (whether accrued, absolute, contingent or otherwise), including taxes, of Company as of such date; the statement of earnings fairly presents the results of the operations of Company for the periods indicated and covered thereby; the inventory valuations are based upon pricing the inventories at lower of cost or net realizable value, with all obsolete or unusable or not readily salable inventories having been either eliminated or properly written down; and the shareholders' equity of Company as of such date was as set forth in the Financial Statements, after full provision and reserves for all taxes and other liabilities for all periods up to the date thereof. Except for liabilities incurred after March 31, 1998 in the ordinary course of business and included on the books and records of Company, none of which are material to the Company, the Company knows and has no reason to know of any liability or any basis for the assertion against Company of any liability not reflected or reserved against in the balance sheet.

          (h)   Intentionally deleted.

          (i)   Intentionally deleted.

          (j) Employment Contracts. Except for agreements dated as of May 29, 1998 and June 10, 1998, between Company and David P. Sheets and Herb Bullis, respectively, Company does not have any: (i) outstanding employment, consulting, retainer or service agreements or arrangements for rendition of personal services or otherwise by any person or any outstanding obligations under any prior such agreements or arrangements; (ii) officers or other employees whose employment cannot be terminated by it at will; (iii) liability for and has not paid compensation to any executives, key employees, directors or stockholders in excess of that being paid or accrued as of March 31, 1998; or (iv) collective bargaining agreement or agreements.


          (k) Sales Representatives, Dealers and Distributors. Company is a party to approximately 250 contracts or agreements under which such other person is a dealer or distributor of products of Company which by their terms can be terminated on not more than 30

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days prior notice without requiring a payment as a result of termination, and there has been no change in the rate of compensation paid or payable to any such person since March 31, 1998.

          (l) Pending Claims. Except as set forth in Exhibit 2.1(l), (i) there are no audits by a tax authority, claims of any kind, actions, proceedings or disputes pending or, to the knowledge of Company, threatened against or affecting or which may affect Company which have not been reserved against in the Financial Statements; (ii) unpaid judgments of any kind against Company do not exceed $150,000 in the aggregate, the liability for all of which is reflected in the Financial Statements; (iii) neither Company nor any of its assets is subject to, or operating under any order, writ, award, injunction or decree of any foreign or U.S., federal, state or local court, governmental body or arbitrator; (iv) to the knowledge of Company there have been no accidents or other such occurrences on the Real Property involving any employee, agent, representative or independent contractor; (v) there are no contracts of Company which are or may be subject to unilateral renegotiation or unilateral downward price adjustment or other unilateral action adverse to Company; or (vi) Company is not charged with or, to the knowledge of Company, threatened with a charge or violation nor is Company under investigation with respect to any alleged violation of any provision of any U.S. or foreign, federal, state or local law or administrative ruling or regulation relating to any aspect of the business carried on by Company.

          (m) Title to Assets. Except for the real property in Petersburg, Virginia, (i) Company does not own any real property; (ii) Company is the sole and exclusive owner of, and has good, valid title to all of its assets used in or reasonably necessary for the conduct of the business of Company as currently conducted or reflected on the balance sheets in the Financial Statements (and not sold or disposed of in the ordinary course of business), wherever located, free and clear of all liens, mortgages, pledges, security interests, claims, restrictions or other encumbrances, charges or defects of title of any nature whatsoever except a security interest previously in favor of NationsBank and now in favor of MFC Merchant Bank S.A. in all Company assets, other than real property, certain purchased equipment in which GE Credit Corporation has a security interest and a security interest in the assets of Eye Technology, Inc., held by a company which factors the accounts receivable of Eye Technology, Inc.; (iii) no other person, firm or corporation has or will have at Closing any interest whatsoever in any of the Company's assets.

          (n) Condition of Assets. The physical assets and properties of Company, including its buildings, machinery and equipment are in a good state of repair and in sound operating condition ordinary wear and tear excepted, and are adequate for the uses to which they are being put. Such assets have been given regular maintenance in the ordinary course of business and conform in all respects with applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation.

          (o) Leases. Except for routine office equipment and office space leases, and except for the lease for real estate in Chase City, Virginia, a true and complete copy of which has been delivered to Purchaser, Company is not a lessee of any real or personal property. Any prior aircraft lease to which Company was party has been terminated without cost to Company. No

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shareholder, officer or director of Company, or any spouse, child or relative of any of these persons or any other affiliate of any such persons owns or has any interest, directly or indirectly, in any of the real or personal property leased to Company. All the leases material to the business of the Company are valid and in full force and effect, have not been assigned, modified, supplemented or amended and, with respect to Company there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases and with respect to each lessor there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases.

          (p) Inventory. The inventories of stock materials shown on the balance sheet portion of the Financial Statements and any other inventory acquired by or for Company since the date thereof consist of items of a quality, quantity and condition useable or salable in the ordinary course of business by Company. No items included in the inventories have been pledged as collateral or are held by Company on consignment from others. The inventories described in the balance sheet of the Financial Statements are based on quantities determined by physical count or measurement.

          (q)   Intentionally deleted.

          (r) Customers. No single customer represents more than 5%, and the five largest customers represent in the aggregate no more than 20% of Company's consolidated sales. Company has no knowledge that any of these customers intends to cease doing business with Company, or materially alter the amount of the business that it is doing with Company.

          (s) Other Contracts. (a) Except for the contracts, warranties, and other agreements set forth in this Agreement, including the License Agreement attached as Exhibit 2.1(s) (collectively, the "Contracts"), Company is not a party to, nor is its property subject to or bound by, any oral or written (i) contract, agreement or commitment not entered into in the ordinary course of business, (ii) except as reflected to in (m) above, indenture, mortgage, deed of trust, security agreement, guarantee, promissory note or loan agreement relating to the lending or borrowing of money or for lines of credit,
(iii) document granting any power of attorney with respect to the affairs of Company, (iv) contract or commitment limiting, restraining or restricting Company from engaging or competing in any line of business or with any person,
(v) joint venture, partnership or other agreement involving a sharing of profits, losses, costs or liabilities with any other person, or (vi) licensing agreement or other contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property.

          (b) Each of the Contracts constitutes a legal, valid and binding obligation of, and is enforceable in accordance with its terms against, each of the parties thereto, each of the parties to such Contracts is in compliance with the provisions thereof, and there is no default or event that with or without notice or lapse of time, or both, would constitute a default or an event of acceleration by any party to any of the Contracts or would give either party the right to terminate, modify, cancel or exercise any remedy under any of the Contracts. All necessary

Governmental Authorizations, except any as may be required by the tobacco regulation laws of any state, with respect to the Contracts have been obtained. Company is not a party to, nor is it or its property bound by, any agreement that is materially adverse to the business, operations, prospects, assets, liabilities or condition, financial or otherwise, of Company.

          (t) No Breach or Violation. The execution and delivery of and the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach or an event that, with notice or lapse of time or both, would be a default, breach, or violation of or conflict with or require the consent of any person under the certificate of incorporation or by-laws (or any similar document) of Company, or under any material contract or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Company is a party or by which it or its property is bound; (ii) an event that with or without notice or lapse of time or both would permit any party to terminate, modify, cancel or exercise any remedy under any material contract or to accelerate the maturity of any indebtedness or other obligation of Company; or (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets or properties of Company.

          (u) Interest in Customers, Suppliers and Competitors. No officer or director or shareholder or employee of Company (nor any spouse or child of any of them), has any direct or indirect interest in any competitor, supplier, or customer of Company or in any person from whom (except for a small home in Richmond, Virginia owned by Mr. Jonnie Williams and for which the Company pays or reimburses expenses in an amount no greater than $10,000 per year) or to whom Company leases any real or personal property, or in any person with whom Company has any contract, agreement or understanding, business arrangement or relationship including as lender or borrower except investments in the stock of publicly traded corporations not in excess of 2% of the stock thereof.

          (v) Corporate Documents. Company has furnished to Purchaser for its examination copies of the certificate of incorporation and by-laws of Company. The minute books of Company completely and accurately reflect all proceedings, consents, actions and meetings of the shareholders, board of directors and committees of directors of Company.

          (w) Operational Compliance, Compliance with Laws. (a) The assets, leased assets, Real Property, business and operations of Company have been and are being operated and conducted in substantial with all federal, state and local rules, regulations, ordinances and other laws pertaining thereto and Company has not received any notice (oral or written) of any actual, alleged, possible or potential violation (or of any investigation, other than an informal investigation commenced and terminated by the SEC in 1998, related to any actual, alleged, possible or potential violation) of any such legal requirements nor does Company know or have any reason to know of any act, event or circumstance that could result in any such violation.

          (b) Company has all of the Governmental Authorizations necessary to permit Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Company to own and use its assets in the manner in which it currently owns and uses such assets, except such Governmental Authorizations as to which the failure to obtain would not have a material adverse effect on the Company or its assets or business taken as a whole.

          (x)   Intentionally deleted.

          (y)   Intentionally deleted.

          (z)   Intentionally deleted.

          (aa) Safety and Health. Company and its operations and properties are presently in compliance with all applicable occupational safety and health rules, regulations and laws and any equivalent state or state rules, regulations or laws. Company does not know of or have any reasonable grounds to believe that there exists any occupational safety and health problem in connection with Company's operations or properties, except such non-compliance which would not have a material adverse effect on Company or its assets or business taken as a whole.

          (bb) Environmental Matters. The property and assets of Company and the operations conducted thereon by Company or any current or, to the knowledge of Company, prior owner or operator of such property (in the case of the Real Property on which the operations of Company are located) or such use, maintenance or operation, (A) does not violate any applicable U.S., federal, state or local environmental law, regulation or ordinance (each hereinafter an "Environmental Law") and (B) are not subject to any existing, pending or, to the knowledge of Company or Shareholders, threatened investigation, inquiry or proceeding by any governmental authority or any remedial obligations under any Environmental Law and there are no other environmental claims, costs, liabilities, demands, investigations, administrative proceedings, judgments or orders by any governmental authority or on behalf of any other "person" as such term is hereinafter defined, relating to Environmental Laws or liability based on claims brought pursuant to common law causes of actions to redress injuries to human health or the environment (collectively referred to as "Environmental Claims") whether absolute or contingent.

          No notice of any violation of any Environmental Law has been received by Company concerning its Real Property and there are no existing or pending requirements of any governmental authority relating to environmental matters requiring any remedial action or other work, repairs, construction or capital expenditures with respect to the Real Property of Company. Company has not been named as a potentially responsible party in connection with any litigation, investigation or similar matter and does not know of any matter in which it may be so named.

          (cc) Investments. Company does not own, directly or indirectly, any of the capital stock, securities or obligations of any government or agency thereof, any lending institution or any corporation or other entity, domestic or foreign, other than its subsidiaries.

       (dd)  Intellectual Property.


       (i) Intellectual Property Generally. Except for items not material to the business of the Company, all intellectual property, trademarks, service marks, trade dress, logos and trade names and registrations and applications for registration thereof, and all renewals and extensions thereof, together with the good will associated therewith; all license agreements relating to patents and/or inventions, and all patents and patent applications or their equivalent and copyrights and registrations and for registration thereof, and trade secrets and confidential business information and know-how, owned or licensed to Company which are of any value or importance to its business or which it is authorized to use in the production or marketing of any products now produced or proposed to be product or marketed (collectively the "Intellectual Property") are listed or identified in Exhibit 2.1(dd)(ii), and to the extent indicated therein have been duly registered in, filed in or issued by the United States Patent and Trademark Office or other appropriate governmental office. Except as set forth in Exhibit 2.1(dd)(ii), Company is the sole person entitled to use the Intellectual Property, free and clear of any claims or demands of any other person; Company does not require the consent of any other person to use any of the Intellectual Property; Company does not know of any encumbrances thereon; Company pays no licensing fee, royalty or other payment to any other person with respect to any of the Intellectual Property or the use thereof; and Company's right to use and transfer any and all of the Intellectual Property is perpetual and unrestricted. The Company has no knowledge of any claims or demands of any other person or entity pertaining to any of the Intellectual Property and has no knowledge of any proceedings which have been instituted or are pending or threatened which challenge the rights of Company with respect thereto, or that any of the Intellectual Property infringes or is being infringed upon by others or is subject to any outstanding order, decree, judgment or stipulation.

          (ii) Third Party Claims. Except as set forth in Exhibit 2.1(dd)(ii), Company has not at any time been charged with any infringement, misuse or misappropriation of any adversely held patent, trademark, trade name, copyright or trade secret and Company has no knowledge of no unexpired patents or copyrights infringed upon by the provision or production of the services or products of Company as currently provided or produced and marketed except as covered by valid and subsisting license agreements to Company.

          (ee) Tax Matters. (i) Company has duly and timely filed all United States and foreign federal, state and local tax returns, estimates and reports ("Tax Returns") required to be filed by it as of the Closing Date, each such Tax Return is true and complete and Company has paid in full or accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied for at least the two most recent full fiscal years, all taxes shown to be due by such Tax Returns. The provisions made for taxes on the Financial Statements are sufficient for the payment of all unpaid taxes of Company or for which Company may be liable, whether or not such taxes are disputed or are currently due and payable. All payments made with respect to the Tax Returns have been made within the required time periods relating thereto, except there are unpaid not in excess of $100,000 for Federal withholding taxes, and no other taxes will be due with respect to any such Tax Returns, net of reserves. Company has not consented to a waiver or extension of the statute of limitations for assessments of any tax liability for any year with any governmental body.

          (ii) Except as indicated in (i), Company has timely filed all Tax Returns with respect to the business of the Company required to be filed as of the Closing Date for all periods ending prior to the Closing Date and has paid in full all taxes shown to be due by such Tax Returns.

          (iii) Except as indicated in (i), Company has withheld and paid or accrued in accordance with generally accepted accounting principles consistently applied for at least the two most recent full fiscal years, all taxes required to have been withheld and paid or accrued in connection with amounts paid or owing to any employee, creditor, independent contractor or other person.

          (iv) There are no audits, suits, proceedings, investigations, assessments, notices of deficiency, claims or demands for taxes or proposed deficiencies against Company pending or threatened.

          (ff) Employee Benefit and Labor Matters. (i) Company does not have, maintain or contribute to any pension, profit sharing, retirement, fringe benefit, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, oral or written commitment of any nature regarding retiree health care, or any other type of employee benefit plan, program or arrangement (hereinafter each individually referred to as a "Plan" and collectively referred to as the "Plans"), on behalf of any current or former officers or employees of Company or their beneficiaries (whether on an active or frozen basis), except for a 401(k) plan to which Company makes no contributions, and standard-type group medical, dental and life insurance plans.

               (ii) (A) Company has complied in all respects with all applicable laws, rules and regulations of governmental agencies or authorities relating to the employment of labor in connection with the operation of its business, and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation and equal employment opportunity,
(B) Company has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees and (C) for the past six years, Company has not experienced any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed relating to Company's business nor have there been any threats known to Company within such six year period to file any such significant grievance proceedings or claims of unfair labor practices.

               (iii) Except as set forth in (i), Company has not in the past and does not presently sponsor, maintain, contribute to or otherwise have any obligation with respect to any Plan.

               (iv)  Intentionally deleted.

               (v) There has been no violation of the administrative reporting and disclosure requirements imposed under law for which a penalty has been or may be imposed with respect to any Plan. No Plan or related trust has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, other than for routine payments (including, but not limited to, death benefit payments) to be made in due course to participants and beneficiaries.

               (vi) (A) Company has made all payments due to date under or with respect to each Plan and all amounts properly accrued to date due as liabilities of Company, under or with respect to each such Plan, for the current plan years, have been recorded on the books of Company; (B) Company has performed all obligations required to be performed, and is not in default under, or in violation of, any such Plan; (C) Company is in compliance in all respects with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to each such Plan, and each trust related to each such Plan, and neither Company, any such Plan nor any related trust is required to take any action to avoid violation of any of such requirements; (D) neither Company nor any director, officer or employee of Company has engaged in any prohibited transaction, which could subject Company, Purchaser or any officer, director or employee of Company or Purchaser to any tax or penalty; and (E) there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal) or investigations pending or to the knowledge of Company threatened against any such Plan, the assets of any such Plan, any trust related to any such Plan or any fiduciary, administrator or sponsor (in its capacity as such) of any such Plan or related trust (except for claims for benefits payable in the normal operation of such Plan which have previously been denied under such Plan). Company has never had any oral or written severance payment or retiree health care Plans.

          (gg) Insurance. Company has maintained and now maintains in amounts customary in its industry insurance on all its assets and businesses of a type customarily insured, covering property damage and loss of income by fire and other casualty. Company does not maintain any form of product liability insurance.

          (hh)  Intentionally deleted.

          (ii) No Undisclosed Liabilities. Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the balance sheet contained in the Financial Statements and current liabilities incurred in the ordinary course of business since the date thereof and properly set forth on the books and records of Company, none of which are material.

          (jj) Warranty and Product Liability Matters. The products and services provided by Company are in compliance with and meet all legal requirements and other requirements and Company has either disclaimed or complied with any express or implied warranty it makes with respect to its products and services, including without limitation any express warranty or any implied warranty of merchantability or of fitness for any particular purpose. Company has received no notice of any product or service warranty or liability claims in excess of Five Thousand dollars ($5,000), nor is any such claim threatened against Company or in respect of products or services leased or sold by it.

          (kk)  Intentionally deleted.

          (ll) Certain Payments. Neither the Company nor any director, officer, agent, or employee of Company, nor any other person associated with or acting for or on behalf of Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Company.

          (mm) Full Disclosure. No representation or warranty made in this Agreement or in any Schedule or Exhibit hereto and no statement, certificate, memorandum or instrument furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions covered hereby contains or will contain any untrue statement of a material fact, or omits or will omit any material fact.



                                 ARTICLE THREE
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          3.1   Purchaser represents and warrants to Company that:

          (a) Organization. It is a limited duration company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

          (b) Authority. It has the full legal right, corporate power, legal capacity and authority and it has taken all necessary corporate action on its part as may be required under the laws of the Cayman Islands and under the its certificate of incorporation and by-laws, to authorize the execution, delivery and carrying out of this Agreement on its behalf.

          (c) Enforceability. This Agreement constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to general equity principles.

          (d) Investment Intent. It is acquiring the Common Stock and Warrant for investment purposes only and not with a view to the distribution or sale thereof.

              ARTICLES FOUR, FIVE, AND SIX: Intentionally deleted.



                                 ARTICLE SEVEN
                CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

          7.1 Conditions. The obligation of Purchaser to consummate the transactions described herein which are to be consummated on the Closing Date and to perform its other covenants and agreements in accordance with the terms and conditions of this Agreement is subject to the satisfaction, at or before Closing, of each of the conditions set forth in this Article Seven. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Company shall be in default of any of its representations, warranties, or covenants under this Agreement.

          7.2 Capital Stock. The issued and outstanding shares of capital stock of Company shall be as set forth in Section 2.1(b), all of which are fully paid and non-assessable and there shall be no shares of common stock or preferred stock held in its treasury, except as set forth in Section 2.1(b) (which shares shall be transferred to Purchaser as part of the Common Stock).

          7.3 Stockholders Meeting. Company shall use its reasonable best efforts to conduct a stockholders meeting as soon as practicable and to obtain the votes necessary to increase the authorized amount of its common stock to 100,000,000 shares.

          7.4 Representations and Warranties. All representations and warranties by Company in this Agreement or in any written document that shall be delivered to Purchaser by Company in connection with the transactions contemplated by this Agreement shall be true on and as of Closing as though made at that time.

          7.5   Performance of Company.   Company shall have performed,
satisfied, and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or before Closing.

          7.6 Refinancing. Company shall have completed a refinancing of its debt with NationsBank with the result that such debt, to be held by MFC Merchant Bank S.A., will not require any payments of principal and may not be declared in default by MFC Merchant Bank S.A. or any subsequent holder prior to January 1, 1999 for other than a payment default, a bankruptcy filing by or against the Company, or decrease in Company asset value of more than 50% from March 31, 1998.

          7.7 Certificate. Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive officer of Company certifying, in such detail as Purchaser and its counsel may reasonably request, that the conditions specified in this Article Seven have been fulfilled.

          7.8 Use of Funds. Company shall confirm to Purchaser that the Company's planned use of the sales proceeds is as specified in Exhibit 7.8.

          7.9 Certificate of Incumbency. Purchaser shall have received certificates of incumbency and specimen signatures of the officers of the Company.

          7.10 License Agreement Amendment. Purchaser shall have received an executed copy of an amendment to the License Agreement with Regent extending Star's rights thereunder to an exclusive worldwide license without change in the basis for computation of royalties or other payments provided in the License Agreement.

          7.11 Share Certificates. Purchaser shall have received the Warrant and share certificates representing all of the shares of Common Stock and Preferred Stock, duly registered in the name of Purchaser, with proof of payment by Company of all taxes, if any, involved in the sale and transfer of the Shares. The Company, upon exercise of the Warrant and, upon the approval specified in Section 7.3, reserve 3,000,000 shares of common stock for issuance upon exercise of the Warrant and conversion of the Preferred Stock.

          7.12 Conversion. Messrs. Williams and O'Donnell shall have agreed in a letter agreement with Purchaser that they will exercise their right to convert their 13,831 shares of Series B preferred stock into 45,365,680 shares of common stock within five days after shareholder approval of additional shares of common stock.

          7.13 The Company shall have delivered the agreement executed by Mr. Williams in the form attached hereto as Exhibit 7.13(a).

          7.14  Intentionally deleted.

          7.15  Intentionally deleted.

          7.16  Intentionally deleted.

          7.17 Absence of Litigation. No action, suit, or proceeding before any governmental body pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened by a third party on or before the Closing.

          7.18 Opinion of Counsel. Company shall deliver an opinion of Wolin, Ridley & Miller LLP to the effect that the Common Stock, the Preferred Stock and Warrant have been duly and validly issued and are non-assessable.

          7.19 Corporate Approval. The execution and delivery of this Agreement by Company, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Purchaser shall have received a copy of all board of director and shareholder resolutions pertaining to such authorization, certified by the secretary of Company.

          7.20 Other Documents. Purchaser shall have received any other certificates, opinions, or other documents as may be reasonably requested by Purchaser or its counsel.

          7.21 Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to Purchaser under this Agreement shall be reasonably satisfactory to Purchaser and its counsel.

                                 ARTICLE EIGHT
                                  THE CLOSING

          8.1 Time of Closing. The closing hereunder (the "Closing") shall take place at Room 3500, 101 Park Avenue, New York, New York 10178 on July 10, 1998 at 12:00 noon, or at such other time and place as may be acceptable to the parties (the "Closing Date").

          8.2 Company's Obligations. At the Closing, Company shall deliver or cause to be delivered to Purchaser all documents, certificates, documents, stock certificates, agreements, opinions and other items required by Article Seven hereof which have not already been delivered prior to Closing.

          8.3 Purchaser's Obligation. At Closing, Purchaser shall deliver or cause to be delivered to Company the Purchase Price as set forth above in
Section 1.2.

                      ARTICLE NINE: Intentionally deleted.


                                  ARTICLE TEN
                                   PUBLICITY

          10.1 Publicity. Any notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall cause or authorize any such notice or publicity without the prior approval of all other parties; provided, however, that in the case of an announcement which Company may be required by law or by any governmental agency to make, issue or release, such action by Company without the prior approval by the Purchaser shall not constitute a breach of this Section, provided, further, that Company shall notify Purchaser of such requirement and permit it, to the extent reasonably possible, to comment on any such announcement prior to its issue or release.



                                 ARTICLE ELEVEN
                              BROKERS AND EXPENSES

          11.1 Broker. The parties hereto represent and warrant that there are no brokers or finders known to them to be involved with this transaction, except that Company has been assisted by and shall be responsible for all fees and any other amounts payable to Gem Advisers, Inc. and shall indemnify Purchaser for any claims (or expenses incident thereto) for such fees and any other amounts.

          11.2 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement and in Closing and carrying out the transactions contemplated by this Agreement, except that Company shall pay at Closing $5,000 of the legal fees and expenses incurred by Purchaser in connection with this Agreement and Closing.



                                 ARTICLE TWELVE
                               FORM OF AGREEMENT

          12.1 Headings. The subject headings of the Sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          12.2 Modification and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                ARTICLE THIRTEEN
                                    PARTIES

          13.1 Rights of Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          13.2 Assignment. Purchaser shall have the right to assign its rights and obligations under this Agreement to any entity that is directly or indirectly an affiliate of Purchaser. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and permitted assigns.

                                ARTICLE FOURTEEN
             NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

          14.1 Effect of Certain Actions. No action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein and the right to indemnification, payment of damages or other remedy hereunder shall not be affected by any investigation, knowledge or supplemental disclosure.

          14.2 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive Closing for a period of three (3) years except for items covered in Sections 2.1(ee) and 2.1(ff) which shall survive until one (1) year after the applicable statute of limitations period has expired and Sections 2.1(e) and 2.1(bb), which may be made at any time.

                                ARTICLE FIFTEEN
                              NOTICES AND REPORTS

          (a) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, addressed or telecopied to the address or telecopier number set forth below and shall be deemed to have been made (i) on the date of service if served personally on the party, (ii) on the second business day after delivery to an overnight courier service if first available delivery is indicated and paid for, (iii) on the third business day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or (iv) on the date of transmission, if sent by telecopier and confirmation of transmittal is received by the transmitting party. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

          If to Company:

                    Eye Technology, Inc.
                    16 South Market Street
                    Petersburg, Virginia 23803
                    Attention:  President

          If to the Purchaser:

                    Prometheus Pacific Growth Fund, LDC
                    c/o Fiduciary Trust (Cayman) Limited
                    P.O. Box 1062
                    One Capital Place
                    Third Floor
                    George Town
                    Grand Cayman, British West Indies
                    Attention:  President

          with a copy to:

                    Curtis, Mallet-Prevost, Colt & Mosle
                    101 Park Avenue, 35th Floor
                    New York, New York  10178-0061
                    Attention:  John F. Egan, Esq.
                    Telecopy No.:  (212) 697-1559

          (b) Company shall deliver to Purchaser copies of all press releases, when issued, and copies of all reports required under the Securities Exchange Act of 1934, when filed.

          (c) Company agrees to respond promptly and reasonably to inquiries by purchaser concerning the Company and its activities.

                                ARTICLE SIXTEEN
                                 GOVERNING LAW


          16.1 Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of New York, without effect to its choice of laws provisions.

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.

                              EYE TECHNOLOGY, INC.



                              By:________________________________
                                 Name:
                                 Title:


                              PROMETHEUS PACIFIC GROWTH FUND, LDC



                              By:________________________________
                                 Name:
                                 Title:

                                  EXHIBIT INDEX


     Exhibits
     1.2(d)(iii) Closing Payment Allocation
     2.1(e)      Title to Common Shares
     2.1(f)      Authority and Enforceability
     2.1(g)      Financial Statements
     2.1(h)      Absence of Change
     2.1(j)      Employment Contracts
     2.1(k)      Sales Representatives, Dealers, and Distributors
     2.1(l)      Pending Claims
     2.1(m)      Title to Assets
     2.1(o)      Leases
     2.1(q)      Other Property
     2.1(s)      Other Contracts
     2.1(t)      No Breach or Violation
     2.1(w)      Operational Compliance, Compliance with Laws, License, Permits
     2.1(bb)     Environmental Matters
     2.1(dd)(ii) Intellectual Property
     2.1(ee)     Tax Matters
     2.1(ff)     Employee Benefit and Labor Matters
     2.1(gg)     Insurance and Banking
     2.1(ii)     No Undisclosed Liabilities
     2.1(jj)     Warranty and Product Liability Matters
     7.15        Consents



                       DATED AS OF ___________ __ , 1998
          BETWEEN

                               TABLE OF CONTENTS


                                                                         Page #
                                                                         ------
ARTICLE ONE SALE AND PURCHASE OF STOCK                                         1
     1.1 Agreement to Sell and Purchase
     1.2 Purchase Price


ARTICLE TWO REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
     2.1
          (a) Organization
          (b) Capital
          (c) Subsidiaries
          (d) Due Issuance
          (e) Title to Common Stock
          (f) Authority and Enforceability
          (g) Financial Statements
          (j) Employment Contracts
          (k) Sales Representatives, Dealers and Distributors
          (l) Pending Claims
          (m) Title to Assets
          (n) Condition of Assets
          (o) Leases
          (p) Inventory
          (r) Customers
          (s) Other Contracts
          (t) No Breach or Violation
          (u) Interest in Customers, Suppliers and Competitors
          (v) Corporate Documents
          (w) Operational Compliance, Compliance with Laws
          (aa) Safety and Health
          (bb) Environmental Matters
          (cc) Investments
          (dd) Intellectual Property
          (ee) Tax Matters
          (ff) Employee Benefit and Labor Matters
          (gg) Insurance



          (ii) No Undisclosed Liabilities
          (jj) Warranty and Product Liability Matters
          (ll) Certain Payments
          (mm) Full Disclosure


ARTICLE THREE REPRESENTATIONS AND WARRANTIES OF PURCHASER
     3.1
          (a) Organization
          (b) Authority
          (c) Enforceability


ARTICLE SIX


ARTICLE SEVEN CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE
     7.1 Conditions
          ()  Capital Stock
     7.4 Representations and Warranties
     7.5 Performance of Company
     7.7 Certificate
     7.9 Certificate of Incumbency
     7.11 Share Certificates
     7.17 Absence of Litigation
     7.19 Corporate Approval
     7.20 Other Documents
     7.21 Approval of Documents


ARTICLE EIGHT THE CLOSING
     8.1 Time of Closing
     8.2 Shareholders' Obligations
     8.3 Purchaser's Obligation


ARTICLE NINE


ARTICLE TEN PUBLICITY
     10.1 Publicity


ARTICLE ELEVEN BROKERS AND EXPENSES
     11.1 Broker
     11.2 Expenses



ARTICLE TWELVE FORM OF AGREEMENT
     12.1 Headings
     12.2 Modification and Waiver
     12.3 Counterparts


ARTICLE THIRTEEN PARTIES
     13.1 Rights of Parties
     13.2 Assignment


ARTICLE FOURTEEN NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS
     14.1 Effect of Certain Actions
     14.2 Effect of Closing


ARTICLE FIFTEEN NOTICES


ARTICLE SIXTEEN GOVERNING LAW
     16.1 Governing Law

